UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

CEMTREX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

135 Fell Court
Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CETX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2025, Cemtrex, Inc. (the “Company”) entered into a Share Purchase Agreement (“Agreement”) with Karl F. Kiefer, an individual resident of Texas (the “Seller”), and Invocon, Inc., a Texas corporation (“Invocon”) for the purchase of Invocon. The Company expects to complete the transaction on or around January 1, 2026, and is contingent on customary closing conditions. The Agreement is for the purchase of 100% of the issued and outstanding shares of Invocon for the purchase price of $7,060,000.

Invocon is a systems-engineering firm located near Houston, Texas. Invocon provides turnkey solutions for demanding applications in extreme environments for aerospace, defense, and civil structure monitoring. Invocon has a team of engineers and technicians who research, develop, and produce systems that are supplied to major corporations, government entities, and universities. Upon the completion of this acquisition, Cemtrex plans to establish a new segment for reporting, Aerospace & Defense.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Share Purchase Agreement between Cemtrex, Inc, Karl F. Kiefer, and Invocon, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: November 19, 2025	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President and Chief Executive Officer